ex 4.1
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of January 20, 2022 (the “Effective Date”), among BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), and ____________ (the “Holder”).
RECITALS:
WHEREAS, pursuant to an exchange agreement entered into by and between the Company and the Holder, dated as of _________, 2021 (the “Exchange Agreement”), the Company has issued to the Holder, among other things, a common stock purchase warrant for the purchase of ________ shares of Common Stock (the “Warrant”); and
WHEREAS, in connection with the execution and delivery of the Warrant, the Company has agreed to provide certain registration rights to the Holder under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock issuable pursuant to the exercise of the Warrant.
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:
1. Certain Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Exchange Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
“Approved Market” means OTC Markets Group, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE Amex (in any listing or quotation tier of any of the foregoing).
“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.
“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.
“Holder” means (i) the Holder or any of the Holder’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from the Holder or from any Permitted Assignee.
“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, or (e) an entity that is controlled by, controls, or is under common control with a transferor.
The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means (a) the Shares but excluding any otherwise Registrable Securities that (i) have been sold or otherwise transferred other than to a Permitted Assignee, (ii) may be sold under the Securities Act without volume limitations, or other restrictions, either pursuant to Rule 144 of the Securities Act or otherwise during any ninety (90) day period, or (iii) are at the time subject to an effective registration statement under the Securities Act.
“Registration Effectiveness Date” means August 9, 2022.
“Registration Filing Date” means May 31, 2022.
“Registration Event” means the occurrence of any of the following events:
     (a) the Registration Statement is not filed with the Commission on or before the Registration Filing Date;

     (b) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

     (c) after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holder is otherwise not permitted to utilize the prospectus therein to resell its Registrable Securities for a period of more than thirty (30) Trading Days;

     (d) after the SEC Effective Date, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time;

     (e) after the SEC Effective Date, The Depository Trust Company (“DTC”) places a “chill” (i.e., a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on the Common Stock, which such action continues for more than fifteen (15) consecutive Trading Days;

     (f) after the SEC Effective Date, the Common Stock is otherwise not eligible for trading through DTC’s Fast Automated Securities Transfer program or Deposit/Withdrawal at Custodian program, which such action continues for more than ten (10) consecutive Trading Days; or

     (g) after the SEC Effective Date, the Company fails to file with the Commission when due (after giving effect to any extension of a due date for filing pursuant to Rule 12b-25 under the Exchange Act) any periodic or current reports on Form 10-K, 10-Q or 8-K and such action continues for more than fifteen (15) consecutive Trading Days.

“Registration Statement” means the registration statement that the Company is required to file pursuant to Section 3(a) of this Agreement to register the Registrable Securities.
“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“SEC Effective Date” means the date the Registration Statement is first declared effective by the Commission.
“Shares” means the shares of Common Stock issued or issuable to the Holder upon exercise of the Warrant and any shares of Common Stock issued or issuable at any time on or after the Effective Date and prior to the second (2nd) anniversary of the SEC Effective Date with respect to such shares of Common Stock upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
“Trading Day” means any day on which such national securities exchange, the OTC Markets Group or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.
2. Term.   This Agreement shall terminate with respect to the Holder on the earlier of: (i) the second (2nd) anniversary of the SEC Effective Date, or (ii) the date on which all of the Registrable Securities have been sold.
3. Registration. The Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holder of all of the Registrable Securities, and the Company shall (i) use commercially reasonable efforts to cause the Registration Statement to be declared effective no later than the Registration Effectiveness Date and (ii) use its commercially reasonable efforts to keep the Registration Statement effective for a period of two (2) years commencing on the SEC Effective Date or for such shorter period ending on the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 or no longer qualify as Registrable Securities (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so.

4. Registration Procedures. The Company will keep the Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:
     (a) prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement in accordance with Section 3 hereof, and use its commercially reasonable efforts to cause the Registration Statement to become effective by the Registration Effectiveness Date and to remain effective for the Effectiveness Period; and not name the Holder in the Registration Statement as an underwriter without the Holder’s prior written consent (unless the Staff requires the Holder to be so named in order to include the Holder in the Registration Statement);

     (b) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

     (c) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective during the Effectiveness Period;

     (d) furnish, without charge, to the Holder of Registrable Securities covered by the Registration Statement (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as the Holder may reasonably request, (ii) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as the Holder may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as the Holder may reasonably require to consummate the disposition of the Registrable Securities owned by the Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Commission’s EDGAR system;

     (e) use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as the Holder of Registrable Securities covered by the Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

     (f) as promptly as practicable after becoming aware of such event, notify the Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in the Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to the Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All information provided to the Holder pursuant to such notification shall remain confidential to the Holder until such information otherwise becomes public, unless disclosure by the Holder or Company is required by law;

     (g) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by the Registration Statement;

     (h) as promptly as practicable after becoming aware of such event, notify the Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

     (i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

     (j) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

     (k) cooperate with the Holder of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holder may reasonably request and registered in such names as the Holder may request;

     (l) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holder to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

     (m) take all other commercially reasonable actions necessary to expedite and facilitate the disposition by the Holder of the Registrable Securities pursuant to the Registration Statement during the term of this Agreement; provided, however, the Company is not obligated under this clause (m) to expend any of the Company's funds, other than the costs and expenses specifically required under Section 6 of this Agreement.

5. Obligations of the Holder.
     (a) The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof, the Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement pursuant to the Registration Statement until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof and, if so directed by the Company, the Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     (b) The Holder of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, not later than five (5) Business Days following a request therefor from the Company.

     (c) The Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of the Company’s independent accountants; provided, that   the Company shall have no obligation to pay any selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holder thereof, which selling commissions and transfer taxes shall be borne by the Holder.
7. Assignment of Rights. The Holder may not assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that the Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (c) the Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.
8. Indemnification.
     (a) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Holder, its directors, officers, partners, and each other person, if any, who controls or is under common control with the Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the Holder or its representative to the Company for use in the preparation thereof.

     (b) As a condition to including Registrable Securities in any Registration Statement filed pursuant to this Agreement, the Holder agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Holder or its representative to the Company for use in the preparation thereof, and the Holder shall reimburse the Company, and the Company’s directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons, each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation of the Holder under this Section 8(b) shall in no event exceed the aggregate proceeds received by the Holder from sales of the Shares pursuant to the Registration Statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by the Holder of such shares.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

     (e) If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount herein provided, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     (f) Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and the Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

9. Rule 144. Commencing 180 days from the date hereof until the date on which the Holder shall have sold all of its Registrable Securities, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
10. Miscellaneous.
     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to conflicts of law principles. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts of the State of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

     (b) Remedies. In the event of a breach by the Company or by the Holder of any of their respective obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.

     (c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

     (d) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding anything to the contrary contained herewith, except as specifically provided in this Agreement, any action by the Company which could have the effect of diminishing the value of any Registrable Securities, including, without limitation, the issuance of additional stock or other securities, the granting of registration rights to others, and actions in connection with the operation of the business of the Company, shall not by itself, absent bad faith, be deemed an impairment of the rights granted to the Holder in this Agreement.

     (e) Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     (f) Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party, if to the Company, to: BioRestorative Therapies, Inc.

40 Marcus Drive
Melville, NY 11747 Attention: CEO
Email: lalstodt@biorestorative.com Facsimile: (631) 760-8414
with copy to:      Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor East Meadow, NY 11554 Attention: Fred Skolnik, Esq.
Email: fskolnik@certilmanbalin.com Facsimile: (516) 296-7111 if to the Holder, to the address set forth on the signature page hereto , or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(f).
    (g) Delays or Omissions.   No delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any breach or default under this Agreement, or any waiver on the part of the Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

    (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a portable document format (.pdf) file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of a .pdf signature page were an original thereof.

    (i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    (j) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Holder.
[Company Signature Page Follows]

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

BIORESTORATIVE THERAPIES, INC.

By:
Name: Lance Alstodt
Title: Chief Executive Officer

HOLDER:

Address

{00180292.5 / 3015.006}